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                      [LOGO] BRADLEY PHARMACEUTICALS, INC.

                383 Route 46 West o Fairfield, NJ 07004-2402 USA
             o 973-882-1505 o FAX 973-575-5366 o www.bradpharm.com

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                                       Contact:    Anthony Griffo
                                                   Investor Relations
For Immediate Release                              Bradley Pharmaceuticals, Inc.
                                                   973-882-1505, ext. 313


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Bradley Pharmaceuticals, Inc. (NYSE:
BDY) was founded in 1985 as a specialty
pharmaceutical company and markets to
niche physician specialties in the U.S.
and 38 international markets. Bradley's
success is based on the strategy of
Acquire, Enhance and Grow. Bradley
Acquires non-strategic brands, Enhances
these brands with line extensions and
improved formulations and Grows the
products through promotion, advertising
and selling activities to optimize life
cycle management. Bradley
Pharmaceuticals is comprised of Doak
Dermatologics, specializing in topical
therapies for dermatology and podiatry;
Kenwood Therapeutics, providing
gastroenterology, respiratory and other
internal medicine brands; and A. Aarons, which will market authorized generic versions of Doak and Kenwood therapies.

Important announcement:

Daniel Glassman will present at the Banc of America Securities LLC, Health Care
Conference 2006, to be held at The Four
Seasons Hotel in Las Vegas, NV, May 16,
2006 at 4 p.m.

Daniel Glassman will present a case
study on Optimizing Lifecycle Management for a Product with Limited Patent
Protection at the MedAd News' Specialty
Pharmaceuticals Summit, June 8, 2006 at
8:45 a.m. at the Park Hyatt,
Philadelphia, PA.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is
listed on the NYSE under the symbol BDY.

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                         BRADLEY PHARMACEUTICALS UPDATES
                       TIMING OF FILING OF 2005 FORM 10-K

Fairfield, NJ - May 1, 2006 - BRADLEY PHARMACEUTICALS, INC. (NYSE: BDY) announced today that as a consequence of the Company's failure to file its Annual Report on Form 10-K for the year ended December 31, 2005 by April 30, 2006, the Company has breached a provision under its $110 million Amended and Restated Credit Agreement, as amended, with a syndicate of lenders led by Wachovia Bank. The Company intends to request that its lenders provide it with a waiver of the existing default, a 20-day extension to file its 2005 Form 10-K and an extension of time to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as sales and earnings estimates, other predictions of financial performance, timing of payments on indebtedness, timing of our filings with the SEC, launches by Bradley of new products and market acceptance of Bradley's products. Forward-looking statements are based on Bradley's experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley's control. These risks and uncertainties include Bradley's ability to estimate sales, ability to comply with the restrictive covenants under its credit facility; ability to refinance its credit facility, if necessary; ability to access the capital markets on attractive terms or at all; ability to favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in accordance with the Company's announced timetable, maintain sales of its products, successfully acquire, develop, integrate, or sell new products, including POLYPHENON(R) E Ointment when and if approved by the FDA, or effectively react to other risks and uncertainties described from time to time in Bradley's SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action and shareholder derivative lawsuits), government regulation and stock price volatility. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley's products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.